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                                                                 Exhibit 10.27.2


                             NOVELLUS SYSTEMS, INC.

                           RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT is entered into as of the 16th day of December, 1999, by and between Novellus Systems, Inc., a California corporation (the "Company") and Richard Hill ("Recipient").

                              W I T N E S S E T H:

        WHEREAS, the Company regards Recipient as a valuable contributor to the Company and has determined that it would be in the interest of the Company and its shareholders to issue the Stock (as defined below) provided for in this Agreement to Recipient as a reward and incentive for his continued service with the Company;

        WHEREAS, the issuance of the Stock pursuant to this Agreement shall be in accordance with the Company's 1992 Stock Option Plan, as amended (the "Plan") and subject to the terms of the Plan pertaining to stock grants to employees thereunder.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

        1.     Restricted Stock Grant.

               (a)    Stock Grant. On the Effective Date (as defined in
Section 1(c) below), the Company will grant and issue to Recipient 20,000 shares of Common Stock, no par value, of the Company (the "Stock") as a consideration for past services performed by Recipient for the Company. Stock certificates evidencing the Stock will be retained by the Company, accompanied by blank stock powers executed by Recipient, for the period during which the Stock constitutes Restricted Stock (as defined below) pursuant to the terms of Sections 2 and 3 hereof.

               (b) Rights of Shareholder; Additional Securities. All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a shareholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The term "Stock," in addition to the shares purchased pursuant to this Agreement, also refers to all securities received as a result of ownership of the Stock (hereinafter called "Additional Securities"), including, without limitation, warrants, options and securities received as a stock dividend or as a result of any stock split, or as a result of a recapitalization, reorganization, exchange or the like.



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               (c)    Date. The "Effective Date" for purposes of this Agreement
shall be December 16, 1999.

        2. Transfer Restrictions. No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3 below, and such Stock shall constitute "Restricted Stock" until such date. Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company.

        3.     Forfeiture Condition.

               (a) Vesting of the Stock. In the event that Recipient's employment with the Company shall terminate for any reason prior to (1) December 16, 2000, the date on which 33-% of the shares of Stock shall be deemed vested and cease to be Restricted Stock for the purpose of this Section 3(a) ("1st Vesting Date"), (2) December 16, 2001, the date on which 33-% of the shares of Stock issued shall be deemed vested and cease to be Restricted Stock for the purpose of this Section 3(a) ("2nd Vesting Date"), or (3) December 16, 2002, the date on which 33-% of the shares of Stock issued shall be deemed vested and cease to be Restricted Stock for the purpose of this Section 3(a) ("3rd Vesting Date"), the unvested Stock shall be forfeited and transferred to the Company in the amounts and in the manner provided in this Section 3(a) effective as of the date of such termination without further action by Recipient or the Company. In such event, the Company shall thereafter be authorized to take such action as it deems appropriate to retire the unvested Stock through use of the executed stock power and share certificate held by the Company in the escrow established pursuant to Section 4 below. Subject to the foregoing, the Company and Recipient agree that (w) 33-% of the Stock shall be vested and no longer be deemed Restricted Stock as of the 1st Vesting Date (unless the Stock shall have been previously forfeited by Recipient pursuant to this Section 3); (x) 33-% of the Stock shall be vested and no longer be deemed Restricted Stock as of the 2nd Vesting Date (unless the Stock or a portion of the Stock shall have been previously forfeited by Recipient pursuant to this Section 3); (y) 33-% of the Stock shall be vested and no longer be deemed Restricted Stock as of the 3rd Vesting Date (unless the Stock, or a portion of the Stock shall have been previously forfeited by Recipient pursuant to this Section 3); and (z) irrespective of the occurrence of the 1st Vesting Date, the 2nd Vesting Date or the 3rd Vesting Date, 100% of the Stock shall be vested and no longer be deemed Restricted Stock upon the termination of Recipient's employment with the Company as a result of his death, Permanent Disability, Involuntary Termination Without Cause or Constructive Termination.

               (b) Definitions. For purposes of this Section, the following definitions shall apply:

                      (i) "CONSTRUCTIVE TERMINATION" shall mean any termination by Recipient of his employment with the Company within sixty (60) days following the occurrence of any of the following: (A) unless approved in writing in advance by Recipient, the assignment to Recipient of any duties materially inconsistent with his position, duties,



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responsibilities, authority and status, or the removal of any material duties, responsibilities or authority from such position, except to the extent necessary in connection with a disability that would qualify under the Company's existing disability plan, if any, but for any requirement in such plan that the disability continue for any period of time, for the period of such disability;
(B) unless made on a substantially equal percentage basis as part of a general reduction applicable to all employees of the Company of the same or greater rank, a reduction in Recipient's annual base salary in effect at the time any determination thereof is to be made; or (C) unless approved in writing in advance by the Recipient's Representative, the Company's requiring the Recipient to work, apart from reasonable business trips, more than 100 miles from the location at which Recipient was working on the date of this Agreement;

                      (ii) "INVOLUNTARY TERMINATION WITHOUT CAUSE" shall mean the termination by the Company of Recipient's employment with the Company other than as a result of one or more of the following reasons: (w) chronic alcoholism or drug addiction, to the extent discharge therefor is permitted by applicable law; (x) misappropriation of any money or other assets or properties of the Company or any subsidiary of the Company; (y) the conviction of Recipient of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company or any of its subsidiaries; or
(z) willful or gross neglect by Recipient of his duties, or willful misconduct by Recipient in connection with the performance of his duties, which neglect or misconduct shall have an adverse effect on the Company or one of its subsidiaries and which shall remain unremedied for thirty (30) days after written notice (indicating with reasonable specificity the events of neglect and/or misconduct) given to Recipient by the Company through its Board of Directors; and

                      (iii) "PERMANENT DISABILITY" shall mean a physical or mental condition that prevents Recipient from performing his employment duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days during any one hundred eighty (180) day period.

        4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of Sections 2 and 3, Recipient agrees, immediately upon receipt of the certificate(s) for the Stock, to deliver such certificate(s), together with a stock power executed in blank by Recipient and Recipient's spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Stock remains Restricted Stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Any Additional Securities shall be retained by the Company in the same



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manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. Additional Securities shall be subject to the provisions of Sections 2, 4 and 6 in the same manner as the Restricted Stock.

        5. Withholding of Taxes. At such time as the Stock becomes vested as provided in Section 3 hereof, Recipient shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. After the possibility of forfeiture under Section 3 has lapsed and subject to the approval of the Stock Option Committee if required by Rule 16b-3 of the Securities and Exchange Commission, Recipient may surrender to the Company any number of shares of Stock necessary to pay all or part of any withholding tax due arising from shares awarded under this Agreement, based on the fair market value of such shares surrendered. The fair market value shall be the closing price of the Company's Common Stock on the NASDAQ National Market System for the last trading day prior to surrender, as reported in The Wall Street Journal.

        6.     Corporate Transaction.

               (a) Definition. For purposes of this Section 6, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

                      (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

                      (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

                      (iii) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

               (b) Release of Forfeiture Condition. In the event of any Corporate Transaction, any Restricted Stock shall vest in its entirety and thereby be released from restrictions on transfer and the Forfeiture Condition, immediately prior to the specified effective date of the Corporate Transaction.



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        7.     Legends; Stop Transfer.

               (a) All certificates for shares of the Stock shall bear substantially the following legends:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE NAMED SHAREHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

               (b) The certificates for shares of the Stock shall also bear any other legends required by applicable state corporate or securities laws. 8. NO EFFECT ON TERMS OF EMPLOYMENT. THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF RECIPIENT'S EMPLOYMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT OR THE COMPANY TO TERMINATE RECIPIENT'S EMPLOYMENT WITH THE COMPANY AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

        9. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        10. Governance of the Plan. The Stock is being issued to Recipient hereunder pursuant to the terms of the Plan, which shall govern with respect to Recipient in the event of any conflict with the terms of this Agreement.

        11. California Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Agreement as of the date first above written.

NOVELLUS SYSTEMS, INC.,                 RECIPIENT:
a California corporation


By: _____________________________       _______________________________________
                                        Richard Hill
Title: __________________________




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                                  ATTACHMENT A

                                CONSENT OF SPOUSE
                                 (IF APPLICABLE)


        I, _____________________, spouse of Richard Hill have read and approved the foregoing Agreement. In consideration of the right of my spouse to acquire shares of Novellus Systems, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.


Dated:  December 16, 1999               _______________________________________



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                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between the undersigned ("Recipient") and Novellus Systems, Inc. (the "Company") dated December 16, 1999 (the "Agreement"), Recipient hereby sells, assigns and transfers unto the Company _______ thousand (_______) shares of Common Stock of the Company standing in Recipient's name on the books of the Company represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ____________________, _______



                                        By: ___________________________________

                                            ___________________________________

INSTRUCTION:  Please do not fill in any blanks other than the signature line.
              The purpose of this assignment is to enable the Company to effect the forfeiture condition set forth in the Agreement without requiring additional signatures on the part of Recipient.